INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2024
Company delivers Q2 results far above outlook and all-time record first half, and raises FY 2024 guidance

WILMINGTON, DE. - August 1, 2024 - InterDigital, Inc. (Nasdaq: IDCC), a mobile, video, and AI technology research and development company, today announced results for the quarter ended June 30, 2024.

"Our performance in the second quarter far exceeded the outlook and highlights how we continue to execute on our strategy and strengthen our innovation pipeline to support long-term growth," commented Liren Chen, CEO and President, InterDigital. "Given our all-time record revenue for the first half of the year and our increasing momentum across the business, we are raising our full-year revenue guidance by $70 million to between $690 million and $740 million."

2024 Financial Highlights, as compared to Second Quarter 2023:

	Three Months Ended June 30,
(in millions, except per share data)	2024	2023	Change
GAAP Results:
Revenues	$223.5	$101.6	120%
Operating Expenses	$89.6	$78.2	15%
Net income [1]	$109.7	$21.8	403%
Net income [1] margin	49%	21%	28 ppt
Diluted EPS [1]	$3.93	$0.79	397%

Non-GAAP Results:
Adjusted EBITDA [2]	$157.7	$53.6	194%
Adjusted EBITDA margin [2]	71%	53%	18 ppt
Non-GAAP Net income [3]	$118.9	$35.6	234%
Non-GAAP EPS [3]	$4.57	$1.30	252%

Additional Information:
Revenue by type:
Recurring revenues	$95.9	$99.1	(3)%
Catch-up revenues	$127.6	$2.5	4,966%
Revenue by program:
Smartphone	$199.2	$88.6	125%
CE, IoT/Auto	$23.7	$12.4	91%
Other	$0.5	$0.6	(5)%
Return of Capital to Shareholders

(in millions, except per share data)	Share Repurchases		Dividends Declared		Total Return of Capital
	Shares	Value	Per Share	Value
Second quarter 2024	0.3	$35.1	$0.40	$10.1	$45.2

Near Term Outlook
The Company raised its full year 2024 outlook and provided an initial outlook for third quarter 2024 in the table below. The outlook for third quarter 2024 is based on existing licenses only, and any new agreements that might be reached over the balance of the third quarter would be additive. The outlook for full year 2024 includes both existing licenses and the potential for new agreements over the balance of the year.

Full Year 2024
(in millions, except per share data)	Q3 2024	Current	Prior
Revenue	$94 - $98	$690 - $740	$620 - $670
Adjusted EBITDA [2]	$36 - $39	$378 - $416	$310 - $345
Diluted EPS [1]	$0.20 - $0.30	$7.17 - $8.32	$4.95 - $6.15
Non-GAAP EPS [3]	$0.70 - $0.80	$9.70 - $10.95	$7.45 - $8.76

Conference Call Information
InterDigital will host a conference call on Thursday, August 1, 2024 at 10:00 a.m. ET to discuss its second quarter 2024 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the “Webcast” link on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, visit www.interdigital.com and click on the “Dial In Registration” link on the Investors page. Registration is necessary to obtain a dial in phone number and PIN to join.
An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investors section. The replay will be available for one year.
About InterDigital®
InterDigital is a global research and development company focused primarily on wireless, video, artificial intelligence (“AI”), and related technologies. We design and develop foundational technologies that enable connected, immersive experiences in a broad range of communications and entertainment products and services. We license our innovations worldwide to companies providing such products and services, including makers of wireless communications devices, consumer electronics, IoT devices, cars and other motor vehicles, and providers of cloud-based services such as video streaming. As a leader in wireless technology, our engineers have designed and developed a wide range of innovations that are used in wireless products and networks, from the earliest digital cellular systems to 5G and today’s most advanced Wi-Fi technologies. We are also a leader in video processing and video encoding/decoding technology, with a significant AI research effort that intersects with both wireless and video technologies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
For additional financial measures, refer to our second quarter 2024 Form 10-Q and the financial metrics tracker, which are available on the Investor Relations section of our website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional or related legal proceedings, including appeals, changes in the schedules or costs associated with such proceedings or adverse rulings; (iii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iv) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (v) our ability to expand our revenue opportunities by entering into licensing arrangements with video streaming and other cloud-based service providers; (vi) our ability to enter into partnerships with leading inventors and research organizations; (vii) our ability to identify and pursue strategic acquisitions of technology and patent portfolios and other strategic growth opportunities; (viii) our ability to commercialize our technologies and enter into customer agreements; (ix) the failure of the markets for our current or new technologies to materialize to the extent or at the rate that we expect; (x) our continued ability to develop new technologies and secure new patents, including the risk of unexpected delays or difficulties related to the development of our technologies; (xi) risks associated with our capital allocation strategies, including risks associated with our planned dividend payments and share repurchases; (xii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (xiii) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (xiv) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xv) the timing and impact of potential regulatory, administrative and legislative matters; (xvi) changes or inaccuracies in market projections; (xvii) our ability to obtain liquidity though debt and equity financings; (xviii) the potential effects that macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xix) impacts from acts of terrorism, war or political or civil unrest, or any responses thereto, in the United States or elsewhere; (xx) changes in our business strategy; (xxi) changes or inaccuracies in our expectations with respect to royalty payments by our customers and (xxii) risks related to our assumptions and application of relevant accounting standards, including with respect to revenue recognition.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1    Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated. Net income margin is net income attributable to InterDigital, Inc. over total revenues.
2    Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the Company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenues. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.
3    Non-GAAP net income, Non-GAAP EPS, and Non-GAAP weighted-average diluted shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company's ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP EPS is defined as Non-GAAP net income divided by Non-GAAP weighted average diluted shares, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Company's convertible notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$223,493	$101,591	$487,035	$303,964
Operating expenses:
Research and portfolio development	50,145	49,878	99,520	99,307
Licensing	25,156	16,644	121,745	38,012
General and administrative	14,286	11,693	28,126	24,008
Total operating expenses	89,587	78,215	249,391	161,327

Income from operations	133,906	23,376	237,644	142,637

Interest expense	(11,483)	(12,141)	(23,405)	(24,228)
Other income, net	11,682	14,387	20,929	27,578
Income before income taxes	134,105	25,622	235,168	145,987
Income tax provision	(24,441)	(4,329)	(43,852)	(21,174)
Net income	$109,664	$21,293	$191,316	$124,813
Net loss attributable to noncontrolling interest	—	(490)	—	(2,229)
Net income attributable to InterDigital, Inc.	$109,664	$21,783	$191,316	$127,042
Net income per common share — Basic	$4.35	$0.81	$7.54	$4.58
Weighted average number of common shares outstanding — Basic	25,207	26,768	25,359	27,754
Net income per common share — Diluted	$3.93	$0.79	$6.80	$4.46
Weighted average number of common shares outstanding — Diluted	27,910	27,655	28,125	28,494

Cash dividends declared per common share	$0.40	$0.35	$0.80	$0.70

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$109,664	$21,293	$191,316	$124,813
Non-cash adjustments	13,706	(28,279)	22,165	(32,283)
Working capital changes	(172,280)	(38,454)	(211,618)	(165,822)
Net cash provided by (used in) operating activities	(48,910)	(45,440)	1,863	(73,292)
Cash flows from investing activities:
Net sales (purchases) of short-term investments	94,286	(40,046)	118,902	(46,028)
Capitalized patent costs and purchases of property and equipment	(13,181)	(13,036)	(22,598)	(21,517)
Long-term investments	(382)	—	1,194	—
Net cash provided by (used in) investing activities	80,723	(53,082)	97,498	(67,545)
Cash flows from financing activities:
Payments on long-term debt	(137,479)	—	(139,069)	—
Repurchase of common stock	(34,802)	(42,489)	(63,670)	(245,870)
Dividends paid	(10,147)	(9,449)	(20,373)	(19,833)
Other	(1,580)	(1,378)	(10,215)	(5,749)
Net cash used in financing activities	(184,008)	(53,316)	(233,327)	(271,452)
Net decrease in cash, cash equivalents and restricted cash	(152,195)	(151,838)	(133,966)	(412,289)
Cash, cash equivalents and restricted cash, beginning of period	461,190	442,710	442,961	703,161
Cash, cash equivalents and restricted cash, end of period	$308,995	$290,872	$308,995	$290,872

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	JUNE 30, 2024	DECEMBER 31, 2023
Assets
Cash, cash equivalents and short-term investments	$760,343	$1,006,356
Accounts receivable	223,640	117,292
Prepaid and other current assets	73,135	43,976
Property & equipment and patents, net	313,634	324,567
Other long-term assets, net	265,543	278,623
Total assets	$1,636,295	$1,770,814
Liabilities and Shareholders' equity
Current portion of long-term debt	$453,766	$578,752
Current deferred revenue	156,792	153,597
Other current liabilities	88,789	148,779
Long-term deferred revenue	166,263	223,866
Long-term debt & other long-term liabilities	73,908	84,271
Total liabilities	939,518	1,189,265
Total shareholders' equity	696,777	581,549
Total liabilities and shareholders' equity	$1,636,295	$1,770,814

RECONCILIATION OF NON-GAAP MEASURES

The following tables present InterDigital's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second quarter and year-to-date periods ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	(in thousands)		(in thousands)
	2024	2023	2024	2023
Net income attributable to InterDigital, Inc.	$109,664	$21,783	$191,316	$127,042
Net loss attributable to non-controlling interest	—	(490)	—	(2,229)
Income tax provision	24,441	4,329	43,852	21,174
Other income, net & interest expense	(199)	(2,246)	2,476	(3,350)
Depreciation and amortization	17,376	19,645	34,616	39,171
Share-based compensation	9,655	8,740	19,041	16,530
Other items (a)	(3,200)	1,800	(3,200)	10,037
Adjusted EBITDA [2]	$157,737	$53,561	$288,101	$208,375

	Three Months Ended June 30,		Six Months Ended June 30,
	(in thousands, except for per share data)		(in thousands, except for per share data)
	2024	2023	2024	2023
Net income attributable to InterDigital, Inc.	$109,664	$21,783	$191,316	$127,042
Share-based compensation	9,655	8,740	19,041	16,530
Acquisition related amortization	8,324	10,262	16,745	20,530
Other operating items (a)	(3,200)	1,800	(3,200)	10,037
Other non-operating items (b)	(2,200)	(3,100)	(1,526)	(3,258)
Related income tax and noncontrolling interest effect of above items	(2,642)	(3,717)	(6,523)	(10,456)
Adjustments to income taxes	(701)	(136)	(2,409)	(1,178)
Non-GAAP net income [3]	$118,900	$35,632	$213,444	$159,247

Weighted average dilutive shares - GAAP	27,910	27,655	28,125	28,494
Less: Dilutive impact of the Convertible Notes	1,871	255	1,906	128
Weighted average dilutive shares - Non-GAAP [3]	26,039	27,400	26,219	28,366

Diluted EPS [1]	$3.93	$0.79	$6.80	$4.46
Non-GAAP EPS [3]	$4.57	$1.30	$8.14	$5.61
(a)    Other items in the above tables include a one-time contra-expense of $3.2 million related to a litigation fee reimbursement during the three and six months ended June 30, 2024. The three and six months ended June 30, 2023 includes $1.8 million and $7.5 million, respectively, of one-time charges for net litigation fee reimbursements and the six months ended June 30, 2023 also includes a $2.5 million one-time impairment on our patents held for sale.
(b)    Other non-operating items includes net (gains) or losses from observable price changes of our long-term strategic investments.

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the third quarter of fiscal 2024 and full year fiscal 2024 included in this release:

	Outlook
	(in millions)
		Full Year 2024
	Q3 2024	Current	Prior
Net income attributable to InterDigital, Inc.	$6 - $9	$205 - $238	$140 - $175
Income tax provision	2	55-60	40 - 50
Other income, net & interest expense	2	7	5 - 15
Depreciation and amortization	18	73	73
Share-based compensation	9	42	42
Other items (a)	(1)	(4)	—
Adjusted EBITDA [2]	$36 - $39	$378 - $416	$310 - $345

	Outlook
	(in millions, except for per share data)
		Full Year
	Q3 2024	Current	Prior
Net income attributable to InterDigital, Inc.	$6 - $9	$205 - $238	$140 - $175
Share-based compensation	9	42	42
Acquisition related amortization	8	33	33
Other operating items (a)	(1)	(4)	—
Other non-operating items (b)	—	(2)	—
Related income tax and noncontrolling interest effect of above items	(3)	(14)	(16)
Adjustments to income taxes	—	(2)	—
Non-GAAP net income [3]	$19 - $22	$258 - $291	$199 - $234

Weighted average dilutive shares - GAAP	28.9	28.6	28.3
Less: Dilutive impact of the Convertible Notes	2.1	2.0	1.6
Weighted average dilutive shares - Non-GAAP [3]	26.8	26.6	26.7

Diluted EPS [1]	$0.20 - $0.30	$7.17 - $8.32	$4.95 - $6.15
Non-GAAP EPS [3]	$0.70 - $0.80	$9.70 - $10.95	$7.45 - $8.76
(a)    Other items in the above tables includes contra-expenses related to a litigation fee reimbursement.
(b)    Other non-operating items includes net (gains) or losses from observable price changes of our long-term strategic investments.

CONTACT:	InterDigital, Inc.
Email: investor.relations@interdigital.com
+1 (302) 300-1857